Form 3 Joint Filer Information

Name: 				Karen Jo Gustafson

Address:				P.O. Box 22443
					Seattle, Washington 98122

Designated Filer: 		Gregory P. Kusnick

Issuer & Ticker Symbol: 	Olympic Cascade Financial Corporation
OLY)

Date of Event
Requiring Statement: 	December 28, 2001

Signature:	/s/ Karen Jo Gustafson (By Adrian I.
Kuzycz by Power of Attorney)
					Karen Jo Gustafson